Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Announces Notification of NYSE American Listing Deficiency

HOUSTON, TX / ACCESSWIRE / December 7, 2018 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) received a deficiency letter (“Letter”) from NYSE AMERICAN LLC (“NYSE American” or the “Exchange”) stating that the Company is not in compliance with the continued listing standards as set forth in Section 103(f)(v) of the NYSE American Company Guide (“Company Guide”). The Letter stated that because the Company’s common stock had been trading for a low price per share for a substantial period of time, the Company was not in compliance with Section 1003(f)(v) of the Company Guide. The NYSE American staff determined that the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the staff determined to be until June 3, 2019. The Company intends to regain compliance with the listing standards set forth in the Company Guide by undertaking a measure or measures that are for the best interests of the Company and its shareholders.

In the interim, the Company’s common stock will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards, subject to the Company’s compliance with other continued listing requirements. The NYSE American notification does not affect the Company’s business operations or its reporting obligations under the Securities and Exchange Commission regulations and rules and does not conflict with or cause an event of default under any of the Company’s material agreements.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to our ability to close the transactions contemplated by the Memorandum of Understanding previously disclosed; and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc.

Released December 7, 2018